SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

                                        FORM 8-K

                                                                                      Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  December 23, 2005

Optimal Group Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada

(State or Other Jurisdiction of Incorporation)

0-28572	98-0160833
(Commission File Number)	(IRS Employer Identification No.)

3500 de Maisonneuve Blvd. West, 2 Place Alexis-Nihon, Suite 1700, Montreal, Quebec, Canada H3Z 3C1

(Address of Principal Executive Offices, Including Zip Code)

(514) 738-8885

(Registrant’s Telephone Number, Including Area Code)

ITEM 5.02 DEPARTURE OF A PRINCIPAL OFFICER

Henry Karp will step down as President and Chief Operating Officer of Optimal Group Inc. (the "Registrant") as of the close of business on December 31, 2005. Mr. Karp will continue to serve on the Board of Directors of the Registrant.

SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 23, 2005

Optimal Group Inc. (Registrant) By: /s/ Holden Ostrin Holden Ostrin Co-Chairman